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                                  EXHIBIT 10.4

                  Printpack, Inc. Incentive Compensation Plan.







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                                                               February 12, 1996
                                 PRINTPACK INC.
                          INCENTIVE COMPENSATION PLAN
                      (ECONOMIC VALUE ADDED [EVA] PLAN AND
                            PERFORMANCE SHARE PLAN)

   Section

     1     EVA Plan Statement of Purpose

     2     Definition of EVA and its Components

     3     Definition and Computation of Unit Award Pool

     4     Definition of Award Allocation

     5     Description of Bonus Banks

     6     EVA Plan Transfers and Termination

     7     Performance Share Plan Statement of Purpose

     8     Purchase of Performance Shares

     9     Limitation on Outstanding Performance Shares and Call Provision

     10    Performance Shares Redemption

     11    Performance Share Plan Participation, Transfers and Terminations

     12    Limitations

     13    Authority

     14    General Provisions

   Exhibit

     A     Calculation of the Cost of Capital
     B     Calculation of CIP Charge
     C     Calculation of the EVA Award
     D     Bonus Bank
     E     Purchase of Performance Shares
     F     Calculation of Performance Share Value






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                                 PRINTPACK INC.
                          INCENTIVE COMPENSATION PLAN
                      (ECONOMIC VALUE ADDED [EVA] PLAN AND
                            PERFORMANCE SHARE PLAN)

1.   EVA PLAN STATEMENT OF PURPOSE

1.1 The purpose of the Plan is to provide a system of incentive compensation that will promote the maximization of shareholder value over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward management for creating value and penalize management for destroying value.

1.2 EVA is the performance measure of value creation. EVA reflects the benefits and costs of capital employment. Managers create value when they employ capital in an endeavor that generates an operating profit exceeding the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates an operating profit less than the cost of capital employed. By comparing the cost of capital to the operating profits generated by a business unit, EVA measures the total value created (or destroyed) by management.

             EVA  = Net Operating Profits After Taxes - Capital Charge

1.3 For each business unit, a percentage of total management salary and a percentage of the change in EVA are summed to create an Award Pool for the managers of that unit. That Award Pool is then allocated among the individual managers and is deposited in each manager's Bonus Bank. A portion of the balance in the Bonus Banks (if it is positive) is then paid out in cash as an annual bonus.

2.   DEFINITION OF EVA AND THE COMPONENTS OF EVA

     Unless the context provides a different meaning, the following terms shall have the following meanings.

2.1 "Participating Unit" or "Unit" means a business unit or group of business units that is uniquely identified for the purpose of calculating EVA and EVA based bonus awards.

      The Participating Units for 1995 are defined as follows:


               Total Company          Performance Packaging
               Confectionery          Labels
               National Account       Europe
               Snacks




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     These units may change as the divisional structure of the Company changes.

2.2 "Capital" means the net investment utilized in the operation of each Participating Unit. The components of Capital are as follows:

                     Cash
              Plus:  Net receivables
              Plus:  Inventory
              Plus:  Other current assets (i.e., deposits, prepaids, etc.)
              Less:  Accounts payable
              Less:  Taxes and dividends payable
              Less:  Accrued salaries, wages, benefits and bonuses
              Plus:  Net fixed assets
              Plus:  Other operating assets
              Less:  Construction-in-progress
              Plus:  Adjustments (if any):
                                   LIFO reserve
                                   Cumulative amortization of goodwill
                                   Cumulative write-offs (after-tax)
      NOTES:

             Non-interest Bearing Current Liabilities (NIBCL's) do not include the contingent liability associated with Bonus Banks, accrued interest payable, or the current portion of deferred taxes.

2.3 Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of the fiscal year.

2.4 "Cost of Capital" means the weighted average of the (after tax) cost of debt and equity.

      The Cost of Capital will be reviewed annually and revised if it has changed significantly. Calculations will be carried to one decimal point.

      The methodology for the calculation of the Cost of Capital is:

                            Weighted cost of debt
                   Plus:    Weighted cost of equity
                   Equals:  Weighted average Cost of Capital


      The cost of equity equals the risk free investment rate plus the historical equity market risk premium times our industry's risk index. The historical equity market risk premium will be held constant at 6% and our industry's risk index will be held constant at .89. This industry risk was determined by a comparison of our publicly


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      traded peers and is equivalent to their betas during the period from 1990 to 1992. The risk free investment rate will be measured using the daily average of the yield on twenty year U.S. Treasury Bonds for the two months prior to the beginning of each fiscal year. The weighting factor for equity will be our target equity percentage of our total capitalization.

      The cost of debt equals our marginal long-term borrowing cost times our marginal cash after-tax rate (one minus our marginal cash tax rate). The weighting factor for debt will be our target debt percentage of our total capitalization. Our marginal long-term borrowing cost will be measured using the daily average of the yield on ten year U.S. Treasury Bonds for the two months prior to the beginning of each fiscal year plus our market spread over Treasury Bonds in effect for our last borrowing prior to the computation.

      See Exhibit A for sample calculation.

  2.5 "Capital Charge" means the deemed opportunity cost of employing the Capital in the business of each Participating Unit.

      The Capital Charge shall be equal to the Cost of Capital multiplied by Capital.


  2.6 "Net Operating Profit After Tax" or "NOPAT"

      "NOPAT" means the adjusted cash earnings attributable to the capital employed in the Participating Unit for the year in question. The components of NOPAT are as follows:

                 Net Sales
        Less:    Operating expenses
        Less:    Other expense/(income)
        Less:    Profit sharing and other benefit expenses
        Less:    Bonuses (other than EVA and Performance Share)

      Equals:    EBIT
        Less:    Cash taxes paid
        Less:    Amortization of CIP charge

        Plus:    Amortization of intangibles

        Plus:    Increases/(decreases) in the LIFO reserve
        Plus:    Write-offs (after-tax)

      Note: "Cash taxes paid" is calculated as EBIT times the cash operating tax rate.


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      Note: "Amortization of CIP Charge" means the amortization of the capital charge on construction-in-progress (CIP).

            For each year, there is a capital charge computed on the average balance of CIP. This charge equals the average CIP times the cost of capital.

            This capital charge is not subtracted from NOPAT in the year in which it is measured, but amortized against NOPAT over the following five years.

            The amount of this amortization is determined in the manner of a mortgage payment, with the capital charge as the principal, the cost of capital as the interest rate, and five as the number of years over which the principal is amortized.

            Using this method, the Amortization of CIP Charge will be the sum of the five overlapping amortization payments. That is, for a given year the Amortization of CIP Charge will be the sum of amortization amounts that were calculated one, two, three, four and five years prior.

            See Exhibit B for sample calculation.

2.7 "Economic Value Added" or "EVA" means the NOPAT that remains after subtracting the Capital Charge, expressed as follows:

             EVA  = NOPAT minus Capital Charge

     EVA  may be positive or negative.

3.   DEFINITION AND COMPUTATION OF UNIT AWARD POOL

3.1 "Actual EVA" means the EVA as calculated for each Participating Unit for the year in question.

3.2 "Target EVA" means the measure of the EVA for the year prior to the year in question. The Target EVA is calculated as follows:

                    NOPAT of year prior to year in question

             Less the following quantity:

                     Capital of year prior to year in question
             Times:  Cost of Capital for year in question

      In the first year of the Plan, the Target EVA is derived such that achieving budgeted performance will result in Target Awards.


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3.3  "Unit Award Pool" means the total award that is calculated for each
     Participating Unit. It is equal to the sum of the Base Award and the Improvement Award for the year in question.

      The Unit Award Pool can be positive or negative.

3.4 "Base Award" means the dollar award for each Participating Unit which is a fixed percentage of the total Participant salaries for that unit. Each unit will be allocated a portion of Participant salaries for Participants at the corporate level and such allocation will be based on the capital employed by each unit at the beginning of the year.

      The computation for the Base Award is as follows:

                Average Responsibility Percentage
        Times:  Total participant salaries
        Times: Performance Indicator (75% for Participating Units with negative EVA and 1 00% for those with positive EVA)

3.5 "Average Responsibility Percentage" means the weighted average award, as a percent of salary, for the participant group based on each Participant's "Responsibility Percentage."

3.6 "Responsibility Percentage" means the typical award that a Participant would expect to earn, as a percent of salary, given that Participant's base salary and level of responsibility.

3.7 "Improvement Award" means the dollar award for each Participating Unit which results from the difference between the Target EVA and the Actual EVA of that Participating Unit.

      The Improvement Award can be positive or negative.

      The computation for the Improvement Award for each Participating Unit is as follows:

                      Improvement Award Percentage

             Times the following quantity,


                                Actual EVA
                         Less:  Target EVA

      The "Improvement Award Percentage" for each of the Participating Units is 20%.

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      See Exhibit C for sample calculation of both Base and Improvement Awards.

      The Committee will review Improvement Award Percentages annually and revise them when appropriate.

4.   DEFINITION OF AWARD ALLOCATION

4.1 "Individual Allocation Percentage" means the percentage of a Unit's Award Pool that is allocated to an individual Participant.

             The Individual Allocation Percentage for each Participant is calculated as follows:

                                 The Participant's Target Award
             Divided By:

                                 The sum of all Target Awards for
                                 the Participant group

4.2 "Target Award" means the dollar award that is determined by multiplying the Responsibility Percentage times the Participant's base salary.

4,3 "Individual Award" means the amount of the Unit Award Pool that is allocated to each individual. The Individual Award is calculated as follows:

                                 Individual Allocation Percentage
             Times:
                                 Unit Award Pool


5.   DESCRIPTION OF BONUS BANKS

5.1 Establishment of a Bonus Bank. To encourage a long-term commitment by Participants to the Company, awards under the Plan shall be credited to "at risk" deferred accounts ("Bonus Banks"), with the level of payout contingent on sustained high performance and improvements and continued employment as provided herein.

5.2 Annual Allocation. Each Participant's Individual Award is credited to the Bonus Bank maintained for that Participant. Such crediting will occur as soon as possible after the conclusion of each Plan Year. Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his Bonus Bank.



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5.3  "Bonus Bank" means, with respect to each Participant, a bookkeeping record of an account to which Individual Awards for such Participant are added or subtracted, as the case may be, from time to time under the Plan and from which bonus payments to such Participant are subtracted.

5.4 "Bank Balance" means, with respect to each Participant, a bookkeeping record of the net balance of the amounts added to and subtracted from such Participant's Bonus Bank. A Participant's Bank Balance shall initially be equal to zero.

5.5 "Available Balance" means the Bank Balance at the point in time immediately after the Individual Award has been added to the Bonus Bank.

5.6 "Current Bonus" means amount of the Available Balance that may be paid out in cash to the Participant. The Current Bonus is calculated as follows:

             If the Available Balance is zero or less,

                    Current Bonus equals zero.

             If the Available Balance is greater than zero, but less than the Target Award,

                    Current Bonus equals the Available Balance.

             If the Available Balance is greater than the Target Award,

                    Current Bonus equals the Target Award plus one-third of the amount by which the Available Balance exceeds the Target Award.

     The  Current Bonus is subtracted from the Bank Balance.

     See  Exhibit D for sample calculation.

6.   EVA PLAN TRANSFERS AND TERMINATION

6.1 Transfers. A Participant who transfers his employment from one Participating Unit of the Company to another shall have his Bonus Bank transferred to such new unit on an equitable basis. At the time of transfer, the Participant and the Company shall agree on the manner of prorating any award with respect to the year in which the transfer occurs. If the new entity does not offer Bonus Banking or a similar deferred compensation plan, the Participant's Bank Balance (giving effect to any prorated award for the year of transfer) shall vest and be distributed over a three-year period.


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6.2  Death.  A Participant who dies shall receive full payment of his Bank
     Balance and a pro rata bonus for the year in which he dies. Such payment shall be made at the regular time for making bonus payments attributable to the year of such death.

6.3 Retirement or Disability. A Participant who retires from the Company upon or after reaching age 60 or suffers a "permanent incapacitating disability" while in the employ of the Company shall receive a pro rata bonus for the year in which he retires. Payment shall be equal to the Current Bonus for the year of retirement. Any remaining Bank Balance will be paid over two years in two equal installments at the regular time for making bonus payments.

     A Participant shall be deemed to suffer a "permanent incapacitating disability" if, because of physical or mental condition, the Participant is unable for a period of at least one year to perform the principal duties of his occupation as determined by a physician selected by the Committee.

6.4 Voluntary Termination or Involuntary Termination for Cause. Voluntary termination of employment with the Company shall result in forfeiture of the Balance in a Participant's Bonus Bank. In addition, a Participant's Bank Balance shall be forfeited in the event of termination of employment for cause.

             "Cause" shall mean:

             (i) any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;

             (ii) any material breach by the Participant of any
                  employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;

            (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty;

             (iv) any misappropriation of material property of
                  the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant; or

             (v) the Participant not meeting the performance standards specified for his job.

6.5 Involuntary Termination Without Cause. A Participant who is terminated without cause and has a positive Bank Balance in his Bonus Bank shall become vested with

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     respect to such Bank Balance and shall be paid in full at the regular time for making bonus payments in respect of the year of such termination.

6.6 Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement with respect to the post-employment conduct of such Participant, the Bank Balance in such Participant's Bonus Bank shall be forfeited.

6.7 No Guarantee. Participation in the Plan provides no guarantee that a bonus under the Plan will be paid. Similarly, the payment of a bonus under the Plan in one year or selection as a Participant is no guarantee that a bonus under the Plan will be paid in the subsequent year. The success of the Company as measured by the achievement of EVA shall determine the extent to which Participants shall be entitled to receive bonuses hereunder.

7.   PERFORMANCE SHARE PLAN STATEMENT OF PURPOSE

7.1 The Performance Share Plan is designed to build upon the EVA Incentive Compensation Plan by tying the interests of all managers to the consolidated results of Printpack Inc. In this way, managers throughout the divisions will be more closely aligned with Printpack's owners.

7.2 Whereas the EVA Plan provides for near and intermediate term rewards, the Performance Share Plan provides a longer term focus by allowing managers to participate in the long-term appreciation in the equity value of Printpack Inc.

7.3 In general, the Plan is structured such that each year managers reinvest 25% of their EVA Bonus in Performance Shares (phantom stock). These Performance Shares become exercisable after they have been held for four years.

7.4 The Committee may establish a deferral plan for the Performance Share proceeds so that Participants can minimize their personal taxes.

8.   PURCHASE OF PERFORMANCE SHARES

8.1 "Reinvestment Percentage" means the percentage of each Participant's EVA Plan Current Bonus that is reinvested in Performance Shares. The Reinvestment Percentage is 25%.

8.2 "Reinvestment Amount" means the Reinvestment Percentage times the Current Bonus as determined by the EVA Plan.

8.3 "Cash Bonus" means the Current Bonus less the Reinvestment Amount. The Cash Bonus is the cash payment that Participants receive from the EVA Plan.

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8.4  "Number of Performance Shares" means the number of Performance Shares that each Participant purchases in a given year. The Number of Performance Shares equals the Reinvestment Amount divided by the Performance Share Value.

     See Exhibit E for example of Number of Performance Shares calculation.

8.5 "Phantom Equity Value" means the estimated value of Printpack's equity. It is determined as follows:

                    Seven times the average of the current year's EVA and the prior year's EVA.
             Plus:
                    The end of the year Adjusted Book Equity Value of Printpack.

8.6 "Performance Share Value" means the Phantom Equity Value divided by the sum of the number of the Company's outstanding common shares plus the number of outstanding Performance Shares.

8.7 "Adjusted Book Equity Value" equals the book value of Printpack's equity plus the following adjustments: LIFO reserve; cumulative amortization of intangibles; and cumulative write-offs (after-tax).

8.8 "Excess Dividend" means the dividend in excess of any dividends required for tax purposes. Excess Dividends increase the Number of Performance Shares by an amount equal to the Excess Dividend divided by the beginning of the year Adjusted Book Equity Value. The purpose of this adjustment is to offset the decline in book value due to excess dividend payments.

     See  Exhibit F for example of Performance Share Value Calculation.

9.   LIMITATION ON OUTSTANDING PERFORMANCE SHARES AND CALL PROVISION

9,1 "Performance Share Series" means all of the Performance Shares issued in a given year. For example, all Performance Shares issued for 1993 would be referred to as the 1993 Series. All Performance Shares issued prior to 1993 under the "old" Performance Share program will be referred to as the 1991 Series.

9.2 No more than fifteen percent (1 5%) of the Company's outstanding common shares (real stock) can be issued as Performance Shares.

9.3 If the 15% limitation is reached, the required Reinvestment Amount will not be made. The required Reinvestment Amount of 25% may be reduced pro rata if the 15% limitation would be exceeded because of the full reinvestment.


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9.4  In order to make room for new investment, the Company, at its sole option, may call a certain percent of all outstanding Performance Shares. The shares redeemed subject to this "call" provision will be the oldest shares first.

10.  PERFORMANCE SHARES REDEMPTION

10.1 "Vested Performance Shares" means Performance Shares that are eligible for redemption. Each Performance Share Series becomes eligible for redemption four years after issuance. Thus, a Participant may exercise 100% of their Performance Shares that have been held for four years.

10.2 Redemption Election. After the end of each fiscal year, each Participant who holds vested Performance Shares will receive a form upon which to indicate the number of Performance Shares that the Participant wishes to redeem. Such redemption will take place in March.

10.3 "Redemption Proceeds" equals the Performance Share Value times the number of Performance Shares redeemed. Redemption Proceeds which are to be paid in cash will be distributed in March subsequent to the end of the fiscal year.

11.  PERFORMANCE SHARE PLAN PARTICIPATION, TRANSFERS AND TERMINATIONS

11.1 Participant Group. The Committee will have sole discretion in determining who shall participate in the Performance Shares Plan.

11.2 Transfers. A Participant who transfers his employment from one participating Unit of the Company to another shall retain his Performance Shares and will be eligible to receive future Performance Shares in accordance with the provisions of the EVA and Performance Shares Plans.

11.3 Retirement or Disability. A Participant who retires from the Company upon or after reaching age 60 or suffers a "permanent incapacitating disability" while in the employ of the Company shall retain their Performance Shares and be eligible to redeem those Performance Shares in accordance with the provisions of this Plan.

     A Participant shall be deemed to suffer a "permanent incapacitating disability" if, because of physical or mental condition, the Participant is unable for a period of at least one year to perform the principal duties of his occupation as determined by a physician selected by the Committee.

11.4 Involuntary Termination Without Cause or Death. A Participant who is Terminated without cause or who dies shall receive the Performance Share Value of all Performance Shares held by such Participant, whether those Performance Shares were vested or not. Such payments will be made as soon as is practical.

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11.5 Voluntary Termination.  In the event that a Participant voluntarily terminates employment with the Company, the Participant will receive the lesser of either the Performance Share Value times the Number of Performance Shares, or the Reinvestment Amount related to those Performance Shares.

11.6 Involuntary Termination for Cause. In the event of termination of employment for cause, the right of the Participant to exercise his Performance Shares shall be determined by the Committee.

             "Cause" shall mean:

             (i) any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;

             (ii) any material breach by the Participant of any
                  employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;

             (iii) a course of conduct amounting to gross
                  neglect, willful misconduct or dishonesty;

             (iv) any misappropriation of material property of
                  the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant; or

             (v) the Participant not meeting the performance standards specified for his job.

11.7 Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement with respect to the post employment conduct of such Participant, the Performance Shares held by such Participant shall be forfeited.

11.8 No Guarantee. Participation in the Plan provides no guarantee that a payment under the Plan will be paid. Similarly, the payment of Redemption Proceeds under the Plan in one year or selection as a Participant is no guarantee that payments under the Plan will be paid in the subsequent year.


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12.  LIMITATIONS

12.1 No Continued Employment. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company and its Participating Groups to determine the terms and conditions of employment and whether to terminate employment of any employee.

12.2 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any Participating Group or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

12.3 Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the Plan.

12.4 Other Plans. Nothing contained herein shall limit the Company or the Committee's power to grant bonuses to employees of the Company, whether or not they are Participants in this Plan.

12.5 Limitations. Neither the establishment of the Plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

13.  AUTHORITY

13.1 Committee Authority. Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in a Committee comprised of the President and Vice Presidents of Finance and of Human Resources. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them.

13.2 Board of Directors Authority. The Board shall be ultimately responsible for administration of the Plan. References made herein to the "Committee" assume

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     that the Board of Directors has created a committee to administer the Plan.
     In the event a Committee is not so designated, the Board shall administer the Plan. The Board or its Committee, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the Plan.

14.  GENERAL PROVISIONS

14.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

14.2 Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

14.3 No Prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

14.4 Claims for Benefits. In the event a Participant (a "claimant") desires to make a claim with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the claimant asserts entitles him to benefits. Failure by the claimant to submit his claim within such ninety (90) day period shall bar the claimant from any claim for Benefits under the Plan.

14.5 In the event that a claim which is made by a claimant is wholly or partially denied, the claimant will receive from the Committee a written explanation of the reason for denial and the claimant or his duly authorized representative may appeal the denial of the claim to the Committee at any time within ninety (90) days after the receipt by the claimant of written notice from the Committee of the denial of the claim. In connection therewith, the claimant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of a request for review, shall furnish the claimant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

14.6 Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances involving actual bad faith or willful misconduct. In addition to such other rights of indemnification as they may have as members of the Board, as members of the Committee or as officers or employees of the Company, all members of the Committee and any officer, employee or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.

14.7 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.

14.8 Upon termination of the Plan or suspension for a period of more than 90 days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.

14.9 Non-Allocation of Award. In the event of a suspension of the Plan in any Plan Year, as provided herein at Section 14.8, the Current Bonus for the subject Plan

      Year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA in any subsequent year.

14.10 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.

14.11 This Plan shall be effective as of December 31, 1994.

14.12 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board upon the recommendation of the Committee. Provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any Award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

14.13 Captions. Paragraph titles or captions and the index contained in this Plan are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend, or describe the scope of this Plan or the intent of any provision.

14.14 Pronouns. Any pronoun shall be deemed to be of the number and gender necessary to refer to the person or persons designated in the context of the reference.

14.15 Severability. If any portion of this Plan is declared by a court of competent jurisdiction to be void or unenforceable, such portion shall be deemed severed from the Plan and the balance of the Plan shall remain in effect.

14.16 Construction. This Plan shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia.

                                   EXHIBIT A

                       CALCULATION OF THE COST OF CAPITAL


                     Risk free investment rate                 8.25%
                                                               -----

                     Industry risk index                       0.89
            X        Historical equity market risk premium     6.0%
                                                               ----



                                                               5.3%
                                                               ====

            =     Cost of equity                              13.6%
                                                              =====



               Marginal cost of debt                           8.00%

               Marginal tax rate (t) = 40%

               Multiplied by (l - t)                             60%
                                                              ------

            =     Cost of debt                                 4.80%
                                                              ======



                                                       Target
                                           After-Tax  Capital  Weighted
                                             Cost      Weight      Cost
                                           ---------   -------  --------

               Debt                            4.80%     40%      1.92%

               Equity                         13.60%     60       8.16
                                                        ----     -----

            Weighted Cost of Capital                    100%     10.08%
                                                        ====     ======

                                   EXHIBIT B

                           CALCULATION OF CIP CHARGE




                      1985   1986   1987    1988    1989    1990    1991    1992
                      -----  -----  -----  ------  ------  ------  ------  ------
Year End CIP          3,132  1,953  5,174  13,788  6,906   11,582  19,940  10,000
Average CIP                  2,543  3,564  9,481   10,347  9,244   15,761  14,970
X  Cost of Capital           12.0%  12.4%  12.8%   12.3%   11.8%   11.9%   11.7%
=   Capital Charge            305    443   1,215   1,273   1,091   1,876   1,751
Amortization
Payment (1)                   85     124    344     356     301     519     482
Amortization of
Capital Charge
====================
1986                                 85      85      85      85      85
1987                                        124     124     124     124     124
1988                                                344     344     344     344
1989                                                        356     356     356
1990                                                                301     301
1991                                                                        519
--------------------                -----  ------  ------  ------  ------  ------
Total Amortization                   85     209     553     908    1,209   1,644

(1) The Amortization Payment is calculated by taking the Capital Charge as the principal and then determining the payment necessary to amortize it in five years using an interest rate equal to the Cost of Capital.

                                   EXHIBIT C

                          CALCULATION OF THE EVA AWARD


                  Average Target Award Percentage             27.5%

             x    Total Participant Salaries               $600,000
                                                          ---------

             =    Base Award                                165,000
                                                          ---------

                  Improvement Award Percentage                  20%

                  Actual EVA     2,415,000
             -    Target EVA       833,000
                                 ---------

             =    Improvement in EVA                      1,582,000
             =    Improvement Award                         316,400
                                                          ---------
                  UNIT AWARD POOL                          $481,400
                                                          =========

                                   EXHIBIT D

                                   BONUS BANK



                            Calculated bonus          $30,000

                  +         Beginning balance               0
                                                      -------
                  =         Available balance          30,000
                                                      -------
                            Less distribution:

                                  Target award         20,000

                                  1/3 of excess         3,333
                                                      -------
                            Total current bonus        23,333
                                                      -------
                            Ending balance            $ 6,667
                                                      =======

                                   EXHIBIT E

                         PURCHASE OF PERFORMANCE SHARES


              EVA Current Bonus                            $23,333

              Reinvestment Percentage                          25%
                                                           -------

              Reinvestment Amount                          $ 5,833
                                                           =======

              Performance Share Value                      $ 20.00
                                                           =======

              Number of Performance Shares Purchased       $291.65
                                                           =======

                                   EXHIBIT F

                     CALCULATION OF PERFORMANCE SHARE VALUE



ADJUSTED BOOK VALUE EQUITY  Book value equity + LIFO reserve + cumulative amortization of intangibles + cumulative after-tax write-offs

AVERAGE EVA                 (Current EVA + Prior EVA)/2

7 X AVERAGE EVA             Average EVA times 7

PHANTOM EQUITY VALUE        Adjusted Book Value Equity + 7 X Average EVA


                                    EXAMPLE


ADJ. BOOK VALUE EQUITY                                   =    $1,000,000

AVERAGE EVA                  =    (100,000 + 120,000)/2  =       110,000

7 X AVERAGE EVA              =    110,000 X 7            =       770,000

PHANTOM EQUITY VALUE         =    1,000,000 + 770,000    =     1,770,000

ACTUAL COMMON SHARES
 OUTSTANDING AT BEGINNING
 OF YEAR PLUS PERFORMANCE
 SHARES OUTSTANDING AT END
 OF YEAR (INCLUDING CURRENT
 YEAR'S REINVESTMENT)                                    =       100,000

PERFORMANCE SHARE VALUE      =    1,770,000/100,000      =        $17.70